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                                IMAX CORPORATION
                                  EXHIBIT 10.16

                               AMENDING AGREEMENT

This Amendment to Employment Agreement dated and effective as of May 14, 2003 (the "Amending Agreement") is made between:

IMAX CORPORATION, a corporation incorporated under the laws of Canada (hereinafter referred to as the "Company"),

And

FRANCIS T. JOYCE (the "Executive")

WHEREAS, the Company wishes to enter into this Amending Agreement to amend and extend the Employment Agreement dated as of May 14, 2001 between the Company and Executive (the "Agreement"), whereunder the Executive provides services to the Company, and the Executive wishes to so continue such engagement, as hereinafter set forth;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.3 of the Agreement shall be deleted and replaced with the following:

 "Section 1.3 Term of Employment. The Employee's employment under this Agreement commenced on the 14th day of May, 2001 (the "Commencement Date") and shall terminate on the earlier of (i) May 14, 2005, or (ii) the termination of the Employee's employment pursuant to this Agreement. The period commencing as of the Commencement Date and ending on May 14, 2005 or such later date to which the term of the Employee's employment under this Agreement shall have been extended is hereinafter referred to as the "Employment Term." The above notwithstanding, the minimum severance provisions of this agreement as defined in par. 4.1 along with the Termination Payment as defined in par. 4(a) shall survive this Agreement."

2. Section 2.1 of the Agreement shall be deleted and replaced with the following:

"Section 2.1 Base Salary. Effective May 14, 2003, the Executive's Base Salary shall be US$300,000. Effective May 14, 2004, the Executive's Base Salary shall be US$310,000."

3. Section 2.2 of the Agreement shall be deleted and replaced with the following:

"Section 2.2 Bonus. In addition to the Base Salary, during the Employment Term the Executive shall be entitled to participate in the management bonus plan of the Company which applies to senior executives of the Company. The Executive shall participate in that plan on the basis that the target annual bonus pool eligibility of the Executive shall be 35% of his Base Salary (the "Target Bonus") in any year, which will entitle the Executive to earn a bonus, according to the terms of the bonus plan, of up to 50% of his Base Salary. The Executive acknowledges that the said bonus plan may be changed from time to time by the Company without notice to or any requirement to obtain the consent of the Executive and without the Executive having any claim against the Company with respect to any changes thereto, including any claims of constructive dismissal. Following any changes to the said plan, the Executive will be given notice of the changes in the same manner as are other executives of the Company of the Executive's stature. Any annual bonus will be prorated for any part calendar year of employment hereunder."


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                                IMAX CORPORATION
                                  EXHIBIT 10.16


4. Section 2.3 of the Agreement shall be amended by the addition of the following:

"Effective as soon as is practicable after May 14, 2003, the Executive shall be granted non-qualified options (the "Renewal Options") to purchase 66,000 shares of common stock of the Company at an exercise price per Common Share equal to the Fair Market Value, as defined in the Option Plan. Thirty-three and one third percent (33.3%) of the Renewal Options shall vest and become exercisable on each of the first three anniversary dates of the grant date. The Renewal Options granted hereunder shall be subject to the terms and conditions of the Option Plan and the stock option agreement to be entered into between the Company and the Executive as of the applicable date of grant pursuant to, and in accordance with, the terms of the Option Plan; provided, however that any of the said Renewal Options together with all other options granted to the Executive under the Option Plan, which are not yet exercisable shall become vested and immediately exercisable in the event of both of (a) a change in control of the Company, i.e. any person, or group of persons acting in concert, other than Bradley J. Wechsler and Richard L. Gelfond, acquiring greater than fifty percent (50%) of the outstanding common shares of the Company, whether by direct or indirect acquisition or as a result of a merger or reorganization; and (b) the occurrence of one or more of the following: (i) Bradley J. Wechsler and Richard
L. Gelfond cease to be Co-Chief Executive Officers of the Company; (ii) the Executive's termination from the Company Without Cause; (iii) the diminution of the Executive's title and/or responsibilities; or (iv) the Executive being asked to relocate more than 30 miles from his then current office in New York. Further, should the Executive's employment be terminated Without Cause for reasons other than a change in control, (as defined in Section 4(b) below), a minimum of 75% of the Executive's outstanding Renewal Options shall become vested and immediately exercisable."

Except as amended herein, all other terms of the Agreement and Amending Agreement shall remain in full force, unamended.

IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Amending Agreement on this 15th day of June, 2003

                                     IMAX CORPORATION

                                     By:      /s/ Mary Sullivan
                                              ----------------------------------

                                     Name:    Mary Sullivan
                                     Title:   Senior Vice President
                                              Human Resources & Administration


                                     By:      /s/ G. Mary Ruby
                                              ----------------------------------
                                     Name:    G. Mary Ruby
                                     Title:   Senior Vice President
                                              Legal Affairs


                                     EXECUTIVE:

                                     /s/  Francis T. Joyce
                                     -------------------------------------------
                                     Francis T. Joyce